U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 11, 2005
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrants’ telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 11, 2005, we issued a press release entitled “AMB Property Corporation Announces Third Quarter 2005 Results,” which sets forth disclosure regarding our results of operations for the third quarter of 2005. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.
ITEM 8.01      OTHER EVENTS.
On October 11, 2005, we reported third quarter and year-to-date 2005 earnings per share of $0.31 and $1.27, respectively.
Third quarter 2005 earnings per share decreased 11.4% from earnings per share of $0.35 in the same period of 2004, primarily reflecting the impact of higher lease termination fees received in 2004. In the first nine months of 2005, earnings per share increased 74.0% over the comparable period of 2004, primarily driven by development, contribution and disposition gains.
Operating Results
Our industrial operating portfolio was 94.6% occupied at both September 30, 2005 and September 30, 2004, an increase of ten basis points from June 30, 2005. Based on preliminary data provided by Torto Wheaton Research, we estimate that U.S. industrial vacancy at the end of the third quarter was 10.0%, representing a 40 basis point improvement in occupancy rates from the prior quarter — the sixth consecutive quarter of improvement nationally.
Reflecting the decrease in industrial rents nationally from their peak levels in 2000-2001, rents on lease renewals and rollovers in our operating portfolio declined 7.6% in the third quarter 2005, an improvement from declines of 14.6% in the prior quarter and 13.2% in the third quarter of 2004. Cash-basis same store net operating income decreased 4.5% in the third quarter of 2005, reflecting the receipt of $5.0 million in same store lease termination fees in the quarter ended September 30, 2004, versus approximately $0.1 million in the quarter ended September 30, 2005.

Investment Activity
During the third quarter, we began development on eight new distribution facilities in Canada, the U.S. and four countries in Europe. We expect the projects to comprise approximately 2.0 million square feet of space with a total expected investment amount of $162.9 million. Our development and renovation pipeline now totals 39 projects of approximately 9.7 million square feet globally with an estimated total investment of $923.3 million. These projects are scheduled for delivery through the first quarter of 2008. The pipeline is 67% funded to date.
We placed three industrial development projects into operation in the third quarter of 2005. The buildings, held as part of our investment portfolio, total approximately 1.1 million square feet and were completed for an aggregate investment of approximately $41.4 million. The new distribution facilities are 100% leased and are located in southern California’s Inland Empire and Miami, Florida.
We completed two additional development projects in the quarter and made them available for sale to third parties or for contribution to private capital funds. Located in Mexico City and northern New Jersey, the buildings total approximately 1.2 million square feet and have an estimated total investment of $82.7 million. Year to date, we sold or contributed eight development properties generating net gains to us of approximately $16.2 million.
During the third quarter, we acquired 1.8 million square feet of distribution facilities in eight buildings with a total acquisition cost of approximately $158.5 million. The properties expand our customer offerings in major distribution hubs in the U.S., Japan and Europe.
As part of our expansion into Canada, we acquired an approximate 5% interest in IAT Air Cargo Facilities Income Fund, a Canadian income trust specializing in aviation-related real estate at Canada’s leading international airports. We have also acquired the management company which provides property management, leasing and development services for IAT Air Cargo Facilities Income Fund’s 1.3 million square foot portfolio.
During the third quarter, we completed opportunistic sales of six operating properties which no longer fit our property type or submarket focus, including the last of our shopping center assets. The buildings comprised approximately 645,000 square feet and totaled approximately $76.8 million in gross disposition proceeds.
PRIVATE CAPITAL FINANCING
Subsequent to the end of the third quarter, AMB Institutional Alliance Fund III closed on an additional $20 million of third party equity. AMB Institutional Alliance Fund III, our open-end commingled fund, had its initial closing in the fourth quarter of 2004 and has thus far raised $251 million in third-party equity. The fund invests in operating and renovation properties in the U.S. and had investments in real estate of $672.9 million at September 30, 2005.

SUPPLEMENTAL EARNINGS MEASURE
We report funds from operations per fully diluted share and unit (FFOPS) in accordance with the standards established by NAREIT. Third quarter 2005 FFOPS was $0.50. A year ago, third quarter FFOPS was $0.61; FFOPS for the first nine months of 2005 was $1.59 compared with $1.68 in the same period of 2004. The 2004 results benefited from the receipt of $8.1 million in lease termination fees.
Included in the footnotes to our attached financial statements is a discussion of why management believes funds from operations is a useful supplemental measure of operating performance, of ways in which investors might use funds from operations when assessing our financial performance, and of funds from operations’ limitations as a measurement tool. A reconciliation from net income to funds from operations is provided in the attached tables.
We are a leading owner and operator of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of September 30, 2005, we owned, managed and had renovation and development projects totaling 118.0 million square feet (11.0 million square meters) and 1,109 buildings in 40 markets within ten countries. We invest in properties located predominantly in the infill submarkets of its targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities — industrial properties built for speed and located near airports, seaports and ground transportation systems.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Assets
Investments in real estate:
Total investments in properties	$6,898,824	$6,680,432	$6,608,737	$6,526,144
Accumulated depreciation	(721,892)	(683,679)	(652,085)	(615,646)

Net investments in properties	6,176,932	5,996,753	5,956,652	5,910,498
Investments in unconsolidated joint ventures	115,624	121,000	105,127	55,166
Properties held for contribution, net	80,245	—	—	—
Properties held for divestiture, net	45,742	75,472	49,455	87,340

Net investments in real estate	6,418,543	6,193,225	6,111,234	6,053,004
Cash and cash equivalents	162,437	169,471	215,068	146,593
Mortgages and loans receivable	21,652	21,682	21,710	13,738
Accounts receivable, net	158,000	173,360	135,768	109,028
Other assets	75,605	66,633	71,304	64,580

Total assets	$6,836,237	$6,624,371	$6,555,084	$6,386,943

Liabilities and Stockholders’ Equity
Secured debt	$2,051,480	$1,843,861	$1,915,702	$1,892,524
Unsecured senior debt securities	1,003,940	1,003,940	1,003,940	1,003,940
Unsecured debt	24,175	8,710	8,869	9,028
Unsecured credit facilities	472,291	549,397	422,616	351,699
Accounts payable and other liabilities	262,425	242,944	258,159	262,286

Total liabilities	3,814,311	3,648,852	3,609,286	3,519,477
Minority interests:
Joint venture partners	933,262	906,527	884,188	828,622
Preferred unitholders	278,378	278,378	278,378	278,378
Limited partnership unitholders	86,719	89,601	89,377	89,326

Total minority interests	1,298,359	1,274,506	1,251,943	1,196,326
Stockholders’ equity:
Common stock	1,620,363	1,597,809	1,590,651	1,567,936
Preferred stock	103,204	103,204	103,204	103,204

Total stockholders’ equity	1,723,567	1,701,013	1,693,855	1,671,140

Total liabilities and stockholders’ equity	$6,836,237	$6,624,371	$6,555,084	$6,386,943

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Rental revenues	$169,658	$165,063	$505,030	$470,751
Private capital income	5,764	2,726	12,520	8,077

Total revenues	175,422	167,789	517,550	478,828

Costs and expenses
Property operating costs	(43,646)	(41,226)	(130,842)	(120,849)
Depreciation and amortization	(44,471)	(39,488)	(132,294)	(112,362)
General and administrative	(19,665)	(15,656)	(57,070)	(44,869)
Fund costs	(329)	(78)	(1,073)	(737)

Total costs and expenses	(108,111)	(96,448)	(321,279)	(278,817)

Operating income	67,311	71,341	196,271	200,011

Other income and expenses
Equity in earnings of unconsolidated joint ventures	1,529	603	9,959	3,256
Other income and expenses, net	2,897	1,253	3,224	3,219
Gains from dispositions of real estate	—	—	18,923	—
Development profits, net of taxes	398	1,521	20,322	4,756
Interest expense, including amortization	(40,760)	(40,287)	(122,345)	(119,309)

Total other income and expenses	(35,936)	(36,910)	(69,917)	(108,078)

Income before minority interests and discontinued operations	31,375	34,431	126,354	91,933

Minority interests’ share of income:
Joint venture partners’ share of income	(10,902)	(9,958)	(33,070)	(27,811)
Joint venture partners’ share of development profits	(21)	(145)	(10,136)	(894)
Preferred unitholders	(5,368)	(4,942)	(16,104)	(14,766)
Limited partnership unitholders	(636)	(846)	(1,713)	(2,099)

Total minority interests’ share of income	(16,927)	(15,891)	(61,023)	(45,570)

Income from continuing operations	14,448	18,540	65,331	46,363

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	290	3,059	3,620	8,849
Gain from disposition of real estate, net of minority interests	14,330	10,450	47,673	12,325

Total discontinued operations	14,620	13,509	51,293	21,174

Net income	29,068	32,049	116,624	67,537
Preferred stock dividends	(1,783)	(1,783)	(5,349)	(5,349)

Net income available to common stockholders	$27,285	$30,266	$111,275	$62,188

Net income per common share (diluted)	$0.31	$0.35	$1.27	$0.73

Weighted average common shares (diluted)	88,373,479	85,395,787	87,424,751	85,012,460

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended		For the Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net income	$29,068	$32,049	$116,624	$67,537
Gains from disposition of real estate, net of minority interests	(14,330)	(10,450)	(66,596)	(12,325)
Depreciation and amortization:
Total depreciation and amortization	44,471	39,488	132,294	112,362
Discontinued operations’ depreciation	239	3,136	1,468	10,369
Non-real estate depreciation	(892)	(172)	(2,439)	(508)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	10,902	9,958	33,070	27,811
Limited partnership unitholders’ minority interests (Net income)	636	846	1,713	2,099
Limited partnership unitholders’ minority interests (Development profits)	16	79	568	222
Discontinued operations’ minority interests (Net income)	22	2,728	611	4,150
FFO attributable to minority interests	(24,944)	(22,193)	(72,634)	(58,172)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(1,529)	(603)	(9,959)	(3,256)
AMB’s share of FFO	4,592	1,661	11,808	6,089
AMB’s share of development profits, net of taxes	—	—	5,441	—
Preferred stock dividends	(1,783)	(1,783)	(5,349)	(5,349)

Funds from operations	$46,468	$54,744	$146,620	$151,029

FFO per common share and unit (diluted)	$0.50	$0.61	$1.59	$1.68

Weighted average common shares and units (diluted)	93,034,016	90,146,245	92,121,224	89,764,633

(1) Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does.
Forward Looking Statements
Some of the information included in this report contains forward-looking statements, such as those related to our interpretation of trends regarding national and portfolio industrial space absorption; the total expected investment in acquisitions; the timing of sales and contributions of properties; size and timing of deliveries and total investment in development projects; and use of private capital funds for planned investment activity which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Business Risks” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2004.
ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 11, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: October 12, 2005	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 11, 2005.